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                                                                   Exhibit 10.16

                            SATURN'S RENTAL AGREEMENT

By and Between:
Saturn Enterprises Inc.,
1515 Bethel Rd.
Columbus, Ohio  43220

and

Temporary Corporate Housing Inc.,
1515 Bethel Rd.
Columbus, Ohio  43220



WHEREAS, Saturn Enterprises Inc., is a vendor whose primary business is the short or long term rental needs of the various Temporary Corporate Housing Inc. operations, in this case more specifically, television sets and microwave ovens and VCRs, and new model combination TV-VCRs and,

WHEREAS, Temporary Corporate Housing Inc., doing business in Columbus, Cleveland, Cincinnati, Ohio, and Pittsburgh, PA, wishes to rent this type of equipment for the benefit of its temporary housing apartments in the cities identified above, and

WHEREAS, Saturn Enterprises, Inc., through its owners, is willing to provide this equipment on a rental basis, and is further willing to guarantee delivery of said equipment to all designated areas maintained by local Temporary Corporate Housing Inc. management as Saturn storage space. Said storage spaces shall be rented by Saturn at a monthly charge of $125.00 (one hundred and twenty five dollars). Said charges shall be deducted from monthly invoices provided to Temporary Corporate Housing Inc., from Saturn Enterprises, Inc.

Now, therefore, beginning of the 1st day of January, 1996, and for the following three consecutive years the undersigned officers of the respective corporations do hereby enter into a rental agreement with rental rates per the following schedule:





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

      RENTAL PERIOD         TV          TV/VCR         MICRO

      1st Year- 1996      $.80/day      $ .95/day      $.60/day
      2nd Year- 1997      $.85/day      $1.10/day      $.65/day
      3rd Year- 1998      $.85/day      $1.25/day      $.65/day


Note: All equipment with a manufacturing date prior to 1990 will be billed at the 1995 rates until such time that they are replaced with new equipment.

In addition to the above schedule, which is to be implemented, on the first day of January 1996, Saturn agrees that in an effort to assist new cities colonized by Temporary Corporate Housing Inc., to establish an economically feasible base that the first (30) Thirty apartment units fully equipped with Saturn inventory in the next three TCH startup operations shall be charged only 30% (Thirty percent) of the regularly scheduled rate. Commencing with the (31st) Thirty first apartment unit all rates for Saturn Enterprises Inc. equipment in the newly colonized operation shall be invoiced at the standard rates set forth in the schedule above.

Lessor shall bill lessee $100.00 for each remote control device necessary to replace those originally provided with each TV or TV/VCR combination unit.

Saturn Enterprises, Inc., shall prepare Temporary Corporate Housing Inc. monthly billings so that they are available for the corporate offices before the 10th of each month following the month being billed. The terms of payment shall be "Due Upon Receipt" but payable within 30 days. Amounts remaining unpaid after 30 days will accrue a late charge of 1% per month.

Saturn Enterprises, Inc., shall carry both property and liability insurance at its sole cost and expense for the protection of it's equipment at all times, and Temporary Corporate Housing, Inc., shall carry as part of their personal injury liability insurance policy, protection for the benefit of TCH against any bodily injury that might occur as a result of the use of Saturn Enterprises, Inc. equipment by staff, employees, guests, and invitees of Temporary Corporate Housing, Inc. and shall protect the value of the equipment at all times that it is under custody of TCH.

Saturn Enterprises, Inc. shall be responsible for the repairs and maintenance of all of it's equipment. Lessor can bill lessee for damages beyond normal wear and tear.

Saturn Enterprises, Inc. shall, within the year 1996, implement a bar code inventory control system to be used with all Saturn equipment.





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The term of this "RENTAL AGREEMENT" shall be in full force and effect for (3)
three years. Both parties shall have the option to renew the agreement for a second three year term at rates to be determined at the time of renewal. Notice of desire to renew shall be given 120 days prior to the termination of this "RENTAL AGREEMENT."

If, any one or more of the provisions contained in this lease shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity shall not affect any other provision hereof and this lease shall not be construed as if such invalid, illegal, or unenforceable provision had ever been contained herein.

The undersigned hereby, understand, agree to, and accept all terms and conditions of this agreement, this 28th day of December 1995.

IN WITNESS WHEREOF, the parties hereto have executed this lease the day and year first above written.

Lessor:
Saturn Enterprises, Inc.

/s/ Dave Clutchey III
---------------------------------
Dave Clutchey III


Lessee:

/s/ Max W. Holzer
---------------------------------
Temporary Corporate Housing, Inc.
Max W. Holzer, Chairman





ADDENDUMS;

Saturn Enterprises shall agree to furnish a vacancy credit for each city equal to the vacancy of units during the months of December and January of each year.

Saturn Enterprises shall not charge TCH for any VCRs currently being utilized in the TCH General Stores.




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